================================================================================


                                VIROPHARMA, INC.


            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


                                 June 16, 1995


================================================================================

                               TABLE OF CONTENTS
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                                                                            Page
                                                                            ----
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SECTION 1  AUTHORIZATION AND SALE OF THE SHARES.............................   1

     1.1   Authorization....................................................   1
     1.2   Sale of the Securities...........................................   1

SECTION 2  CLOSING DATE; DELIVERY...........................................   1

     2.1   First Closing....................................................   1
     2.2   Second Closing...................................................   1
     2.3   Delivery.........................................................   2

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................   2

     3.1   Organization and Standing........................................   2
     3.2   Certificate of Incorporation and Bylaws..........................   2
     3.3   Corporate Power..................................................   2
     3.4   Subsidiaries.....................................................   2
     3.5   Capitalization...................................................   3
     3.6   Authorization....................................................   3
     3.7   Financial Statements.............................................   4
     3.8   Title to Properties and Assets...................................   4
     3.9   Related-Party Transactions.......................................   4
     3.10  Permits..........................................................   5
     3.11  Liabilities......................................................   5
     3.12  Intellectual Property............................................   5
     3.13  Material Contracts...............................................   6
     3.14  Compliance with Other Instruments................................   6
     3.15  Litigation.......................................................   6
     3.16  Registration Rights..............................................   6
     3.17  Governmental Consent.............................................   7
     3.18  Employees........................................................   7
     3.19  Inventions and Non-Disclosure Agreements.........................   7
     3.20  Tax Returns, Payments, and Elections.............................   7
     3.21  Environmental and Safety Laws....................................   7
     3.22  Brokers or Finders...............................................   7
     3.23  Small Business Stock Qualification...............................   8
     3.24  U.S. Real Property Holding Corporation...........................   8
     3.25  ERISA............................................................   8
     3.26  Federal Reserve Regulations......................................   9
     3.27  Disclosure.......................................................   9
     3.28  Securities Act...................................................   9
     3.29  Insurance........................................................   9

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

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................   9

     4.1   Experience.......................................................   9
     4.2   Investment.......................................................   9
     4.3   Rule 144.........................................................  10
     4.5   Access to Data...................................................  10
     4.6   Authorization....................................................  10
     4.7   Brokers or Finders...............................................  10
     4.8   Accredited Investor..............................................  10

SECTION 5  CONDITIONS TO THE FIRST CLOSING OF THE PURCHASERS................  11

     5.1   Representations and Warranties...................................  11
     5.2   Covenants........................................................  11
     5.3   Compliance Certificate...........................................  11
     5.4   Blue Sky Law.....................................................  11
     5.5   Restated Certificate.............................................  11
     5.6   Reservation of Stock.............................................  11
     5.7   Proceedings and Documents........................................  11
     5.8   Board of Directors...............................................  11
     5.9   Opinion of Counsel...............................................  12
     5.10  No Litigation....................................................  12
     5.11  Voting Agreement.................................................  12
     5.12  Investors' Rights Agreement......................................  12
     5.13  Sanofi Agreement.................................................  12
     5.14  Founders' Agreements.............................................  12
     5.15  Series B Bridge Notes............................................  12
     5.16  Series A Bridge Notes............................................  12
     5.17  Minimum Investment...............................................  13
     5.18  Indemnification Agreement........................................  13

SECTION 6  CONDITIONS TO FIRST CLOSING OF THE COMPANY.......................  13

     6.1   Representations and Warranties...................................  13
     6.2   Blue Sky Law.....................................................  13
     6.3   Minimum Investment...............................................  13
     6.4   Conversion of the Series B Notes.................................  13

SECTION 7  CONDITIONS TO SECOND CLOSING OF THE PURCHASERS...................  13

     7.1   Occurrence of First Closing......................................  13
     7.2   No Material Adverse Change.......................................  13
     7.3   Proceedings and Documents........................................  13
     7.4   Compliance Certificate...........................................  14
     7.5   Opinion of Company's Counsel.....................................  14

SECTION 8  CONDITIONS TO SECOND CLOSING OF THE COMPANY......................  14

     8.1   Occurrence of First Closing......................................  14
     8.2   Representations and Warranties...................................  14
     8.3   Performance......................................................  14

SECTION 9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION.................................................  14
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     9.1   Survival of Representations and Warranties.......................  14
     9.2   Indemnification by the Company...................................  15

SECTION 10  GENERAL PROVISIONS..............................................  15

    10.1   Governing Law....................................................  15
    10.2   Successors and Assigns; Third Party Beneficiaries................  15
    10.3   Entire Agreement; Amendment and Waiver...........................  15
    10.4   Notices, etc.....................................................  15

                                VIROPHARMA, INC.

            SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     This agreement (this "Agreement") is made effective as of June 16, 1995 among VIROPHARMA, INC., a Delaware corporation (the "Company") and each of the entities set forth on the "Schedule of Purchasers" attached hereto as Schedule A (the "Purchasers").


                                   SECTION 1

                      AUTHORIZATION AND SALE OF THE SHARES
                      ------------------------------------


     1.1   Authorization.  The Company will have authorized before the "First
           -------------
Closing" (as defined below) the sale and issuance of up to 7,219,994 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the "Series B Shares"), having the rights, preferences, privileges and restrictions as set forth in the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") attached hereto as Exhibit A.

     The "Conversion Stock" means the shares of the Company's common stock, par value $0.001 per share. issued or issuable upon conversion of the Series B Shares.

     1.2   Sale of the Securities.  Subject to the terms and conditions hereof,
           ----------------------
the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase from the Company, severally but not jointly, the Series B Shares specified opposite such Purchaser's name on the Schedule of Purchasers at the purchase price per share set forth on such schedule. The Company's agreement with each of the Purchasers is a separate agreement and the sale of Series B Shares to each of the Purchasers is a separate sale.


                                   SECTION 2

                             CLOSING DATE; DELIVERY
                             ----------------------


     2.1   First Closing.  The purchase and sale of the Series B Shares
           -------------
hereunder shall take place at two (2) closings as hereinafter set forth (each closing, being sometimes hereinafter referred to individually as a "Closing" and collectively as the "Closings"). The first closing (the "First Closing") of the purchase and sale of the Series B Shares hereunder shall take place by facsimile transmission or, executed copies of the documents and stock certificates contemplated hereby delivered on the date of the

First Closing at the law offices of Finn Dixon & Herlin, One Landmark Square, Stamford, Connecticut 06901 at 10:00 a.m. on Friday, June 16, 1995 and confirmed by overnight delivery of originally executed copies of all such documents and stock certificates or at such other place and time upon which the Company and a majority in interest of the Purchasers acquiring Series B Shares at the First Closing shall agree as evidenced by the completion of the First Closing. At the First Closing, the Purchasers shall purchase and the Company shall issue and sell 3,560,000 Series B Shares having an aggregate purchase price equal to $3,560,000. The date of the First Closing is hereinafter referred to as the "First Closing Date."

     2.2   Second Closing.  The second closing (the "Second Closing") of the
           --------------
purchase and sale of the Series B Shares hereunder shall take place by facsimile transmission of executed copies of the documents and stock certificates contemplated hereby delivered on the date of the First Closing at the law offices of Finn Dixon & Herling, One Landmark Square, Stamford, Connecticut 06901, at 10:00 a.m. on Monday, October 2. 1995 (assuming satisfaction or waiver of the conditions to the Purchasers' obligations to consummate the Second Closing), and confirmed by overnight delivery of originally executed copies of such documents and stock certificates or at such other place and time as the Board of Directors of the Company shall determine. At the Second Closing, the Purchasers shall purchase and the Company shall issue and sell 3,500,000 Series B Shares for an aggregate consideration equal to $3,500,000. The date of the Second Closing is hereinafter referred to as the "Second Closing Date."

     2.3   Delivery.  At each Closing, the Company shall deliver to each
           --------
Purchaser the appropriate certificate(s) representing that number of Series B Shares designated for each Closing and set forth opposite such Purchaser's name in the Schedule of Purchasers, which shall be delivered against payment of the purchase price therefor in the amount specified in the Schedule of Purchasers, by (i) delivery to the Company of a check payable to the Company, (ii) wire transfer, (iii) delivery to the Company for cancellation promissory notes issued by the Company in the amount of such sum, or (iv) some combination thereof. Notwithstanding the foregoing, the Purchasers shall be required to deliver to the Company, the Series A Note and all Series B Notes which shall be held by any Purchaser and the surrender of the Series B Notes shall offset each Purchaser's respective purchase price for its Series B Shares by an amount equal to the outstanding principal amount of any such note so surrendered.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company hereby represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, specifically identifying the relevant subparagraph(s) hereof. which exceptions shall be deemed to be representations and warranties as if made hereunder:

     3.1   Organization and Standing.  The Company is a corporation duly
           -------------------------
organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted by the Company. The Company is qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania and there exists no other jurisdiction in which the failure to be so qualified could have a material adverse effect upon the business, properties, prospects or financial condition of the Company.

     3.2   Certificate of Incorporation and Bylaws.  The Company has made
           ---------------------------------------
available to counsel for the Purchasers true, correct, and complete copies of the Company's certificate of incorporation, as amended, and the Company's bylaws, as amended.

     3.3   Corporate Power.  The Company has all requisite corporate power and
           ---------------
authority to execute and deliver this Agreement and the Ancillary Agreements (as defined below), to sell and issue the Series B Shares hereunder, to issue the Conversion Stock, and to carry out and perform its obligations under the terms of this Agreement, the Restated Certificate and each of the Ancillary Agreements.

     3.4   Subsidiaries.  The Company has no subsidiaries and does not otherwise
           ------------
own or control directly, or indirectly any other person, corporation, association, or business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

     3.5   Capitalization.  The authorized capital stock of the Company will,
           --------------
upon the filing of the Restated Certificate, consist of 23,105,000 shares,
(i) 12,790,000 of which are designated Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) 10,315,000 of which are designated Preferred Stock, par value $0.001 per share (the "Preferred Stock"), 675,000 shares of which are designated "Series A Preferred Stock" (the "Series A Shares"), and 7,219,994 shares of which are designated "Series B Preferred Stock." All 1,625,000 shares of the Company's Common Stock which are issued and outstanding are subject to vesting restrictions imposed pursuant to Employee Stock Purchase Agreements and except for 325,000 shares of Common Stock held of record by Scheer Company, Inc. Of the Company's authorized but unissued shares of Common Stock, 350,000 shares are reserved for issuance upon conversion of issued and outstanding Series A Shares, (as defined below), and 7,219,994 shares of which are reserved for issuance upon conversion of the Series A Shares issuable upon conversion of the Series A Notes (as defined below), and 159,994 Series B Shares are reserved for issuance upon conversion of Series B Shares. 159,994 Series B Shares are reserved for issuance upon exercise of Warrants (the "Warrants") to purchase Series B Shares previously issued to certain of the Purchasers and the Company's Chief Executive Officer. All such issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The relative rights, privileges, and preferences of the Series A Shares, Series B Shares and Common Stock will be as stated in the Restated Certificate. Except for (i) that certain 8.5% Series A Convertible Demand Promissory Note (the "Series A Note"), dated December 29, 1994, in the original principal amount of $162,500. from the Company to Scheer & Company, Inc., and assigned to Oak Investment Partners VI, Limited Partnership ("Oak") and others from time to time, (ii) each of those certain 9.5% Series B Convertible Demand Promissory Notes, each dated March 3, 1995 and each in the original principal amounts of $100,000, $100,000, $100,000 and $30,000, from the Company to each of Oak Sevin
Rosen Fund IV, L.P. ("Sevin Rosen"), Technology Leaders, L.P. ("Technology Leaders") and Claude Nash, respectively, (iii) each of those certain 9.5% Convertible Demand Promissory Notes, each dated May 12, 1995, and each in the original principal amount of $50,000, from the Company to each of Oak. Sevin Rosen and Technology Leaders (each such note referred to in clauses (ii) and (iii) of this Section 3.5 being sometimes hereinafter referred to individually as a "Series B Note" and collectively, as the "Series B Notes"), (iv) the issued and outstanding Series A Shares, (v) the Options to purchase 100,000 shares of Common Stock issued to Frank Balding, (vi) options granted to the persons listed on Section 3.5 of the Schedule of Exceptions to purchase the number of shares of Common Stock set forth opposite each such person's name, and (vii) the Warrants, there are no options, warrants, conversion privileges, or preemptive or other rights or agreements presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, except as contemplated hereby, and by the Ancillary Agreements, there is no agreement or understanding between any person that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. The legal and beneficial ownership of the Company's issued and outstanding equity securities immediately, prior to the First Closing are set forth on Exhibit C, attached hereto.

     3.6   Authorization.  All corporate action on the part of the Company, its
           -------------
officers, directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement, the Restated Certificate, the Investors' Rights Agreement, to be dated as of the First Closing date, by and among the Company, the Purchasers and the Founders (as defined therein), substantially in the form of Exhibit D hereto (the "Investors' Rights Agreement), the Shareholders' Voting Agreement, to be dated as of the First Closing Date, among the Company and the Purchasers, substantially in the form of Exhibit E hereto (the "Shareholders' Voting Agreement") and all other agreements executed in connection with the transactions contemplated hereby (the Investors' Rights Agreement, the Restated Certificate, the Shareholders' Voting Agreement and such other agreements contemplated hereby being sometimes hereinafter referred to individually as an "Ancillary Agreement" and collectively as the "Ancillary Agreements") by the Company, the authorization, sale, issuance and delivery of the Series B Shares at the Closing and upon exercise of the Warrants, the authorization and reservation of the Conversion Stock, and the performance of all of the Company's obligations hereunder and thereunder have been taken or will be taken prior to the First Closing. This Agreement and each of the Ancillary Agreements, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Company has reserved (i) 675,000 shares of Common Stock for issuance upon conversion of the Series A Shares, and
(ii) 7,219,994 shares of Common Stock for issuance upon conversion of the Series B Shares. The Series B Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will have the rights, preferences, privileges, and restrictions as set forth in the Restated Certificate. The Conversion Stock has been duly and validly reserved and, when issued upon conversion of the Series B Shares in accordance with the Restated Certificate, will be duly authorized, validly issued, fully paid, and nonassessable. The Series B Shares and the Conversion Stock, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer; provided, however, that the Series B Shares will be subject to (i) restrictions
- --------  -------
on transfer under federal and state securities laws and (ii) certain other restrictions contained in the Investors' Rights Agreement.

     3.7   Financial Statements.  The unaudited balance sheets of the Company as
           --------------------
at December 31, 1994 (the "Balance Sheet Date") and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the fiscal year ended December 31, 1995, certified by the Chief Executive Officer or Chief Financial Officer of the Company, copies of which have heretofore been furnished to the Purchasers are true, correct and complete in all material respects and present fairly the financial position of the Company as at such date, and the results of operations and cash flows for such period then ended. The unaudited balance sheets of the Company as at March 31, 1995 and the related unaudited statements of operations, statements of stockholders' equity and statements of cash flows for the three-month period ended on such date, certified by the Chief Executive Officer or Chief Financial Officer of the Company, copies of which have heretofore been furnished to the Purchasers are true, correct and complete in all material respects and present fairly the financial position of the Company as at such date, and the results of operations and cash flows for such period then ended. Except as set forth on
Section 3.7 of the Schedule of Exceptions, all such financial statements have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved. Since March 31, 1995, there has been no change, and no development or event involving a prospective change, which has had or could be reasonably be expected to have, a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of the Company.

     3.8   Title to Properties and Assets.  Except as set forth in Section 3.8
           ------------------------------
of the Schedule of Exceptions, the Company has good and marketable title to all of its owned real property (including fixtures), good, valid and legal title to ail its personal properties and assets, and has good title to ail its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, conditional sale agreement, security interest, encumbrance, or charge, other than (i) liens for current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which have arisen in the ordinary course of business and which do not, in any one case or in the aggregate, materially detract from the value of the property subject thereto or materially impair the operations of the Company.

     3.9   Related-Party Transactions.  No employee, officer, director or
           --------------------------
consultant of the Company or member of his or her immediate family is indebted to the Company, and, other than the Series A Note initially held by Scheer & Company, Inc. and now held in part by Oak and in part by Oak VI Affiliates Fund, Limited Partnership ("Affiliates VI") and the Series B Note held by Claude Nash, the Company is not indebted (or committed to make loans or extend or guarantee credit) to any of them. No employee, officer, director or consultant of the Company or member of his or her immediate family has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except stock ownership by employees, officers, or directors of the Company and members of their immediate families in publicly traded companies that may compete with the Company. No officer or director or any member of their immediate families directly or indirectly, interested in any material contract with the Company.

     3.10   Permits.  The Company has all franchises, permits, licenses,
            -------
authorizations, approvals, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, individually or in the aggregate, materially and adversely affect the business, properties, financial condition, or operating results of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned by the Company to be conducted or as may otherwise have been contemplated by the Company's business plan, copies of which were previously delivered to the Purchasers. The Company is not in violation of, or default in any material respect under, any such franchises, permits, licenses, authorizations, approvals, or other similar authority.

     3.11   Liabilities.  Except as set forth in Section 3.11 of the Schedule of
            -----------
Exceptions, and except for the Series A Note and the Series B Notes, the Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable. Except as aforesaid, the Company has no liabilities or obligations, absolute or contingent, which are, individually or in the aggregate, material to the business, properties, financial condition or operating results of the Company, except obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

     3.12   Intellectual Property.  The Company does not own or possess, and is
            ---------------------
not licensed with respect to any "Intellectual Property" (as defined below in this Section 3.12) other than as set forth in Section 3,12 of the Schedule of Exceptions. The Company owns or possesses sufficient legal rights to all Intellectual Property necessary for its business as presently conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. Section 3.12 of the Schedule of Exceptions contains a complete list of all of the intellectual property rights of the Company or used in the business of the Company, and except as set forth therein, there are no outstanding options, licenses, or agreements of any kind with respect to the foregoing Intellectual Property, nor is the Company bond by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property or any other person or entity.
No shareholder, director, officer or employee or the Company or any other person or entity other than the Company has any interest in ant of the Company's Intellectual Property, which has not been waived, or in any inventions, profits, royalties or other property arising therefrom. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any Intellectual Property rights of any other person or entity. None of the Company's employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order or any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. None of the execution or delivery of this Agreement or any Ancillary Agreement, or the carrying on of the Company's business by the employees of the Company, or the conduct of the Company's business as proposed, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. It is not currently necessary, and the Company currently believes that in the future it will not be necessary, to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Except as set forth on Schedule 3.12 of the Schedule of Exceptions, all of the Company's Intellectual Property is owned by the Company, free and clear of all liens and encumbrances. Any and all patents, patent applications, copyrights, copyright applications, trademarks and trademark applications relating to the Company's Intellectual Property is owned by the Company and held in the Company's name. As used in this Agreement the term "Intellectual Property" means all intellectual property rights and other intangible property rights (other than standard license agreements and other related rights acquired by the Company or under which the Company is the licensee in connection with the Company's use of administrative, ministerial, accounting and financial office automation software and related products) including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, fictitious or assumed names, service marks, service mark applications, copyrights, copyright applications, software, know-how, certificates of public convenience and necessity, franchises, licenses, inventions, trade secrets, proprietary processes, formulae and computer programs, software and displays.

     3.13   Material Contracts.  All contracts, agreements, and instruments,
            ------------------
(a) involving amounts of $10.000 or more in any one case, (b) which could, individually or in the aggregate, have a material effect on the Company (or its business, assets, properties, financial condition, operations or operating results), or (c) which relate to the Company's Intellectual Property and to which the Company is a party, are legal, valid, binding, and in full force and effect, and, to the Company's knowledge, are enforceable by the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors,
(ii) rules of law governing specific performance, injunctive relief or other equitable remedies, and (iii) actions or omission of parties other than the Company; provided, however, that the Company has no knowledge of any such
         --------  -------
actions or omissions. True and complete copies of such contracts, agreements, and instruments have been provided to the Purchasers. Section 3.13 of the Schedule of Exceptions lists all such contracts, agreements and instruments. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

     3.14   Compliance with Other Instruments.  The Company is not in violation
            ---------------------------------
of any term of its certificate of incorporation or by-laws (each as amended through the date hereof), or of any material term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgement, or decree, and is not in violation of any order, statute, rule, or regulation (collectively, "Laws") applicable to the Company. The execution, delivery, and performance of, and compliance with this Agreement and the Ancillary Agreements, the issuance of the Series B Shares, and the consummation of the transactions contemplated hereby and thereby, have not resulted and will not result in any violation of, or conflict with, or constitute, with or without the passage of time or giving of notice or both, a default under, any such term or provision or law or result in the creation of any mortgage, pledge, line, encumbrance, or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture, or non-renewal of any material franchise, permit, license, authorization, or approval applicable to the Company. There is no such term or provision or Law which materially and adversely affects the business of the Company or any of its properties or assets.

     3.15   Litigation.  There are no actions, suits, proceedings, or
            ----------
investigations pending or, to the Company's knowledge, threatened against the Company or its properties before any court or Governmental agency (nor, to the Company's knowledge, is there any basis therefor). The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened against the Company involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or investors in, the Company or its proposed business. The Company is not a party to, or to the Company's knowledge, named in any order, writ, injunction, judgment, or decree of any court, government agency, or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

     3.16   Registration Rights.  Except as set forth in the investors' Rights
            -------------------
Agreement, the Company is not under any obligation to register (as defined in the Investors' Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.17   Governmental Consent.  No consent, approval, or authorization of, or
            --------------------
designation, declaration, notification, or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or any of the Ancillary Agreements, the offer, sale, or issuance of the Series B Shares, the issuance of the Conversion Stock upon exercise thereof, or the consummation of any other transaction contemplated hereby, except the (i) filing of the Restated Certificate with the Delaware Secretary of the State, (ii) filing of a Notice of Limited Offering Exemption on Form D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") with the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (the "Commission"), and (iii) qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Series B Shares under applicable blue sky laws of the States of Connecticut, Pennsylvania and Texas, which filings and qualifications, if required, will be accomplished in a timely manner: provided, however, that solely with respect to federal and state "blue
        --------  -------
sky" securities laws, the representations and warranties provided in the Section
3.17 shall be subject to the accuracy of the representations of the Purchasers set forth in Section 4 hereof.

     3.18   Employees.  No employee of the Company is or will be in violation of
            ---------
any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or to be conducted by, the Company or the use by the employee of his best efforts with respect to such business. Except as set forth in Section 3.18 of the Schedule of Exceptions, the Company is not a party to or bound by, any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. No officer or key employee, or any group of key employees, intends to terminate his or their employment with the Company nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

     3.19   Inventions and Non-Disclosure Agreements.  Each employee and officer
            ----------------------------------------
of the Company has executed an Inventions and Non-Disclosure Agreement substantially in the form or forms which have been delivered to special counsel for the Purchasers.

     3.20   Tax Returns, Payments, and Elections.  The Company has filed all tax
            ------------------------------------
returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated an S corporation or as a collapsible corporation pursuant to
Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material effect on the business, properties, prospects, or financial condition of the Company. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, Federal Insurance Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

     3.21   Environmental and Safety Laws.  The Company is not in violation of
            -----------------------------
any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     3.22   Brokers or Finders.  Except as set forth in Section
            ------------------

3.21 of the Schedule of Exceptions, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     3.23   Small Business Stock Qualification.  Subject to the continued
            ----------------------------------
satisfaction after the First Closing Date of the requirements of Sections 1202(c)(2) and (3) of the Code, (i) upon issuance on each Closing Date, the Series B Shares will be "qualified small business stock" within the meaning of
Section 1202 of the Code; and (ii) as of the First Closing Date, the Company will not have made, directly or indirectly, any redemption described in Section 1202(c)(3) of the Code.

     3.24   U.S. Real Property Holding Corporation.  The Company is not now and
            --------------------------------------
has never been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service, and the Company has filed with the Internal Revenue Service ail statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of such Regulations.

     3.25   ERISA.  Except as listed in Section 3.25 of the Schedule of
            -----
Exceptions, neither the Company nor any entity required to be aggregated with the Company under Sections 414(b), (c), (m), (n) or (o) of the Code sponsors, maintains, has any obligation to contribute to, has any liability under, or is otherwise a party to, any Benefit Plan. For purposes of this Agreement, "Benefit Plan" shall mean any plan, fund, program, policy, arrangement or contract whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA) or (ii) an employee welfare benefit plan (as defined in Section 3(1) of ERISA). With respect to each Benefit Plan listed in Section 3.25 of the Schedule of Exceptions, to the extent applicable:

            (a) Each such Benefit Plan has been maintained and operated in all material respects in compliance with its terms and with all applicable provisions of ERISA, the Code and all regulations, rulings and other authority issued thereunder;

            (b) All contributions required by law to have been made under each such Benefit Plan (without regard to any waivers granted under Section 412 of the Code) to any fund or trust established thereunder or in connection therewith have been made by the due date thereof;

            (c) Each such Benefit Plan intended to qualify under Section 401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status under the Code, which determination letter may still be relied upon as to such tax qualified status, and no circumstances have occurred that would adversely affect the tax qualified status of any such Benefit Plan;

            (d) The actuarial present value of all accrued benefits under each such Benefit Plan subject to Title IV of ERISA did not, as of the latest valuation date of such Benefit Plan, exceed the then current value of the assets of such Benefit Plan allocable to such accrued benefits, all as based upon the actuarial assumptions and methods currently used for such Benefit Plan:


            (e) None of such Benefit Plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as required by Sections 601 through 608 of ERISA;

            (f) Neither the Company nor any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 4001 of ERISA has, or at any time has had, any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA; and

            (g) If any such Benefit Plan is not subject to ERISA and covers any non-United States employee or former employee of the Company, then according to the actuarial assumptions and valuations most recently used for the purpose of funding each such plan (or, if the same has no such assumptions and valuations or is unfunded, then according to the actuarial assumptions and valuations in use by the Pension Benefit Guaranty Corporation), the total amount or value of the funds available under each such plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeds the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein who are employees or former employees of the Company.

     3.26   Federal Reserve Regulations.  The Company is not engaged in the
            ---------------------------
business of extending credit for the purpose of purchasing or carrying margin securities (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Series B Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

     3.27   Disclosure.  No representation or warranty of the Company contained
            ----------
in this Agreement, the other Ancillary Agreements, in the Schedule of Exceptions, in the exhibits attached hereto or in any written statement or certificate furnished or to be furnished to the Purchasers pursuant hereto or in connection with the transactions contemplated hereby, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     3.28   Securities Act.  Subject to the accuracy of the Purchasers'
            --------------
representations in Section 4 and in written responses to the Company's inquiries, the offer, sale, and issuance of the Series B Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

     3.29   Insurance.  The Company has in full force and effect fire and
            ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, and such other policies of insurance, and in such amounts as in the Company's best judgment, after advice from its insurance broker, is acceptable for the nature and extent of the business of the Company as currently being conducted, and as currently proposed to be conducted.


                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
                ------------------------------------------------


     Each Purchaser hereby severally (and not jointly) represents and warrants to the Company with respect to the purchase of the Series B Shares as follows:

     4.1    Experience.  Such Purchaser has substantial experience in evaluating
            ----------
and investing in private placement transactions of securities in companies similar to the Company so that such Purchaser is capable of evaluating the merits and risks of such Purchaser's investment in the Company and has the capacity to protect such Purchaser's own interests.

     4.2    Investment.  Such Purchaser is acquiring the Series B Shares and
            ----------
such Purchaser's right to convert the Series B Shares into Conversion Stock for investment for such Purchaser's own account not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Purchaser understands that the Series B Shares and the Conversion Stock have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.3    Rule 144.  Such Purchaser acknowledges that the Series B Shares must
            --------
be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act which permit the limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, (i) the existence of a public market for the shares, (ii) the availability of certain current public information about the Company, (iii) the resale occurring not less than two years after a parry (who is not an "affiliate") has purchased and fully paid for the shares to be sold, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and (v) the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4    No Public Market.  Such Purchaser understands that no public market
            ----------------
now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Series B Shares or the Conversion Stock.

     4.5    Access to Data.  Such Purchaser has had an opportunity to discuss
            --------------
the Company's business, management, and financial affairs with the Company's management and the opportunity to review the Company's facilities and business plan. Such Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Purchasers acknowledge that they have had an opportunity to conduct their own independent due diligence investigation of the Company.

     4.6    Authorization.  This Agreement and the Ancillary Agreements, when
            -------------
executed and delivered by such Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. Such Purchaser, if not a natural person, has corporate or partnership, as the case may be, power and authority to enter into and to perform its obligations under this Agreement and the Ancillary Agreements in accordance with their respective terms. Such Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. Such Purchaser if a natural person has the legal capacity to enter into and perform his or her obligations under this Agreement and the Ancillary Agreements in accordance with their respective terms. Such Purchaser, if a corporation, is duly organized and validly existing under its respective jurisdiction of incorporation. Such Purchaser, if a partnership, is duly formed and validly formed under its respective jurisdiction of formation.

     4.7    Brokers or Finders.  Neither the Purchaser nor the Company has
            ------------------
incurred, or will incur, directly, or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     4.8    Accredited Investor.  Such Purchaser is an "Accredited Investor" as
            -------------------
that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, except for Seth Harrison, who represents and warrants that he either alone or through his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of purchasing the Series B Shares being acquired by him hereunder. Each Purchaser other than Seth Harrison has its principal office in the state set forth in Schedule A hereto. Seth Harrison resides in the state set forth in Schedule A hereto.


                                   SECTION 5

               CONDITIONS TO THE FIRST CLOSING OF THE PURCHASERS
               -------------------------------------------------


     The obligations of each Purchaser obligated to purchase any Series B Shares at the First Closing is, at the option of each such Purchaser, subject to the fulfillment on or prior to the First Closing Date of the following conditions:

     5.1    Representations and Warranties.  The representations and warranties
            ------------------------------
made by the Company in Section 3 of this Agreement shall have been true and correct when made, and shall be true and correct as of the First Closing Date.

     5.2    Covenants.  All covenants, agreements, and conditions contained in
            ---------
this Agreement to be performed by the Company on or prior to the First Closing shall have been fully performed or complied with in all respects.

     5.3    Compliance Certificate.  The Company shall have delivered to the
            ----------------------
Purchasers acquiring Series B Shares at the First Closing a Compliance Certificate in substantially the form attached hereto as Exhibit F, executed by an executive officer of the Company, dated the First Closing Date, and certifying to the fulfillment of the conditions specified thereon.

     5.4    Blue Sky Law.  The Company shall have obtained, or shall obtain
            ------------
within the time periods required by applicable law, all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the securities at the First Closing.

     5.5    Restated Certificate.  The Restated Certificate shall have been
            --------------------
filed with the Secretary of State of the State of Delaware.

     5.6    Reservation of Stock.  The shares of Conversion Stock initially
            --------------------
issuable upon conversion of the issued and outstanding Series B Shares shall have been duly authorized and reserved for issuance. The shares of Common Stock reserved for issuance upon the exercise of options issued or to be issued to employees, consultants and management shall have been duly authorized and reserved for issuance.

     5.7    Proceedings and Documents.  All corporate and other proceeding in
            -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel for the Purchasers acquiring Series B Shares at the First Closing, and they shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.8    Board of Directors.  Section 3(b) of Article FOURTH of the Restated
            ------------------
Certificate shall provide that the authorized number of directors of the Company shall initially be six (6), three (3) of whom shall be elected by the holders of the Series B Shares, voting as a class, two (2) of whom shall be elected by the holders of the Preferred Stock and Common Stock voting together, on an as-converted basis, and one (1) of whom shall be elected by the holders of the Common Stock, who shall be the Chief Executive Officer of the Company. The Company's board of directors shall, upon the First Closing, consist of Ann Lamont, Stephen M. Dow, Christopher Moller, David Scheer, Frank Baldino and Claude Nash.

     5.9    Opinion of Counsel.  Each Purchaser acquiring Series B Shares at the
            ------------------
First Closing shall have received from Pepper, Hamilton & Scheetz, counsel for the Company, an opinion, dated the First Closing Date, satisfactory in form and substance to the Purchasers and their special counsel, and which shall be substantially in the form of Exhibit G, attached hereto.

     5.10   No Litigation.  No action, suit or other proceeding shall be pending
            -------------
or threatened before any court, tribunal, or Governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain substantial damages in respect thereof or which would otherwise materially and adversely affect the Company, its business, assets, prospects or financial condition.

     5.11   Voting Agreement.  The Company and each Purchaser shall have entered
            ----------------
into the Shareholders' Voting Agreement, which shall be in form and substance satisfactory to the Purchasers and their special counsel.

     5.12   Investors' Rights Agreement.  The Company, each Founder and each
            ---------------------------
Purchaser shall have entered into the Investors' Rights Agreement which shall be satisfactory in form and substance to the Purchasers and their special counsel.

     5.13   Sanofi Agreement.  The Company and Sanofi shall have entered into a
            ----------------
written memorandum of understanding with respect to the terms and provisions of an exclusive licensing agreement for WIN63843 and all other analogs and backup compounds of the same family, which memorandum of understanding shall be on terms and provisions satisfactory to the Purchasers and their special counsel.

     5.14   Founders' Agreements.  On or prior to the First Closing, each
            --------------------
Founder and the Company shall have either entered into (a) an Amendment to each of their respective Employee Stock Purchase Agreements or Consultant Stock Purchase Agreements, as the case may be, in substantially the form of Exhibit H, attached hereto, which shall be in form and substance satisfactory to the Purchasers and their special counsel, and which shall amend such agreements to, among other things, (i) grant the Company (and its permitted designees and assignees) a right of first refusal with respect to any Series A Shares now or hereafter owned by a Founder, (ii) terminate and rescind the Company's right of repurchase for shares of Common Stock which shall have "vested" as defined in such stock purchase agreements), (iii) restrict the Company's right to repurchase any shares of Common Stock and/or Series A Shares or take any other action which could disqualify the Purchaser's Common Stock from qualifying for treatment under Section 1202 of the Code, (iv) in the event that the Company shall have assigned such repurchase rights under any such stock purchase agreement to the Purchasers, permit each Founder other than the Founder whose Common Stock and/or Series A Shares is being repurchased to participate in such right of repurchase on a pro-rata basis, and (v) provide for the automatic "vesting" of all shares of Common Stock owned by such Founder in the event of a (A) sale of all or substantially all the assets of the Company, or (B) the acquisition of the Company by another entity, by means of a merger, consolidation or otherwise, in the case of either (A) or (B), in which the Company's valuation exceeds $50,000,000; and (b) proprietary information agreements containing provisions satisfactory to the Purchasers with respect to confidentiality, corporate ownership of inventions and innovations during employment, and non-solicitation of employees and customers during and for one year after employment.

     5.15   Series B Bridge Notes.  At or prior to the First Closing, each
            ---------------------
holder of a Series B Note will convert the entire unpaid principal balance thereof into Series B Shares.

     5.16   Series A Bridge Notes.  At or prior to the First Closing, the holder
            ---------------------
of the Series A Note will convert the entire unpaid principal balance thereof into Series A Shares.

     5.17   Minimum Investment.  The Purchasers shall purchase not less than
            ------------------
3,560,000 Series B Shares at the First Closing, for an aggregate purchase price equal to not less than $3,560,000.

     5.18   Indemnification Agreement.  The Company shall have entered into an
            -------------------------
Indemnification Agreement with each person designated to become a director pursuant to Section 5.8 hereof if so requested by such person, which agreement shall be in form and substance reasonably satisfactory to each such person and the Purchaser's special counsel.


                                   SECTION 6

                   CONDITIONS TO FIRST CLOSING OF THE COMPANY
                   ------------------------------------------


     The Company's obligation to sell and issue any Series B Shares at the First Closing is, at the option of the Company, subject to the fulfillment on or prior to the First Closing Date of the following conditions:

     6.1    Representations and Warranties.  The representations and warranties
            ------------------------------
made by each Purchaser in Section 4 of this Agreement shall have been true and correct when made, and shall be true and correct as of the First Closing Date.

     6.2    Blue Sky Law.  The Company shall have obtained all necessary blue
            ------------
sky law permits and qualifications, or secured exemptions thereon, required by any state for the offer and sale of the Series B Shares at the First Closing.

     6.3    Minimum Investment.  The Purchasers shall purchase not less than
            ------------------
3,560,000 Series B Shares at the First Closing, for an aggregate purchase price equal to not less than $3,560,000.

     6.4    Conversion of the Series B Notes.  At the First Closing, the
            --------------------------------
Purchasers shall have presented to the Company for conversion, each of the outstanding Series B Notes.


                                   SECTION 7

                 CONDITIONS TO SECOND CLOSING OF THE PURCHASERS
                 ----------------------------------------------


     The obligations of each Purchaser obligated to acquire Series B Shares at the Second Closing is, at the option of each such Purchaser, subject to the fulfillment, on or prior to the Second Closing Date of the following conditions:

     7.1    Occurrence of First Closing.  The First Closing shall have occurred.
            ---------------------------

     7.2    No Material Adverse Change.  Since the First Closing Date, there
            --------------------------
shall not have occurred any event or series of events which, individually or in the aggregate, would have or is likely to have had, a material and adverse effect on the Company or its business as presently conducted or as proposed to be conducted, or its operations, financial condition or prospects.

     7.3    Proceedings and Documents.  All corporate and other proceedings in
            -------------------------
connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to counsel for the Purchasers acquiring Series B Shares at the Second Closing, and they shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     7.4    Compliance Certificate.  Each Purchaser acquiring Series B Shares at
            ----------------------
the Second Closing shall have received a certificate of the President of the Company, substantially in the form of Exhibit F hereto, certifying as to the fulfillment of the conditions specified in this Section 7 and that there has been no material adverse change in the business, affairs, assets, operations prospects or financial condition of the Company since the date hereof.

     7.5    Opinion of Company's Counsel.  Each Purchaser acquiring Series B
            ----------------------------
Shares at the Second Closing shall have received an opinion of counsel to the Company to the effect as contemplated by Section 5.9 hereof, except to reflect changes necessitated by the occurrence of the First Closing.


                                   SECTION 8

                  CONDITIONS TO SECOND CLOSING OF THE COMPANY
                  -------------------------------------------


     The obligations of the Company to issue and sell the Series B Shares to be issued and sold at the Second Closing is, at the option of the Company, subject to the fulfillment, on or prior to the Second Closing Date, of the following conditions:

     8.1    Occurrence of First Closing.  The First Closing shall have occurred.
            ---------------------------

     8.2    Representations and Warranties.  The representations and warranties
            ------------------------------
set forth in Section 4 hereof shall be true and correct on and as of the Second Closing Date as to each such Purchaser acquiring Series B Shares at the Second Closing Date as if made on the Second Closing Date.

     8.3    Performance.  Each Purchaser acquiring Series B Shares at the Second
            -----------
Closing shall have complied with all agreements, obligations and conditions contained in this Agreement by and as of the Second Closing Date.


                                   SECTION 9

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
            -----------------------------------------------------------


     9.1    Survival of Representations and Warranties.  The representations,
            ------------------------------------------
warranties and covenants of the parties made herein shall survive the Closing for a period of two years from and after the date of the Second Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers and their respective representatives and agents. All statements contained herein or in any certificate, schedule or other writing delivered in connection with the transactions contemplated hereby shall be deemed representations and warranties of the respective parties making them.

     9.2    Indemnification by the Company.  The Company, hereby agrees to
            ------------------------------
indemnify and hold each of the Purchasers harmless from or against, for and in respect of any and all damages, losses, obligations, liabilities, claims, actions or causes of action, encumbrances, costs, or expenses suffered, sustained, incurred or required to be paid by any Purchaser arising out of or in connection with or as a result of the breach by the Company or any representation, warranty, covenant or agreement contained in this Agreement. In addition, the Company hereby agrees to indemnify and hold each Purchaser harmless from or against, for and in respect of all reasonable costs and expenses including, without limitation, reasonable attorneys' fees and expenses, interest and penalties) incurred by any Purchaser in connection with any action, suit, proceeding, demand, claim, assessment or judgment incident to any of the matters indemnified against in this Section 9.2.


                                   SECTION 10

                               GENERAL PROVISIONS
                               ------------------


     10.1   Governing Law.  This Agreement shall be governed by, and construed
            -------------
according to the laws of the Commonwealth of Pennsylvania.

     10.2   Successors and Assigns; Third Party Beneficiaries.  Except as
            -------------------------------------------------
otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and the provisions of Section 9 shall inure to the benefit of each party entitled to indemnification hereunder, including each indemnified party, provided, however, that the rights of a Purchaser to purchase Series B Shares shall not be assignable without the consent of the Company.

     10.3   Entire Agreement; Amendment and Waiver.  This Agreement and the
            --------------------------------------
Ancillary Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any term of this Agreement may

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

be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of Purchasers representing sixty percent (60%) of the Series B Shares on a fully converted basis held by the Purchasers at the time of the occurrence of such waiver or amendment and the written consent of the Company. Any amendment or waiver effected in accordance with this Section 10.3 shall be binding upon each of the parties hereto.

     10.4   Notices, etc.  All notices and other communications required or
            ------------
permitted hereunder shall be in writing and shall be (i) mailed by registered or
                                -------
certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed if to a Purchaser, to such Purchaser's address set forth on the Schedule of Purchasers, or at such other address as such Purchaser shall have furnished to the Company in writing with a copy to Finn Dixon & Herling, One Landmark Square, Stamford, Connecticut 06901. Attention: Michael J. Herling, Esq., telecopier no.
(203) 348-5777, or (B) if to the Company, to 1250 South Collegeville Road.
P.O. Box 5000. Collegeville, Pennsylvania 19426, telecopier no. (610) 983-5301, or at such other address as the Company shall have furnished to the Purchasers, with a copy to Pepper, Hamilton & Scheetz, 1235 Westlakes Drive, Suite 400, Berwyn, Pennsylvania 19312-2401. Attention: Jeffrey P. Libson, Esq., telecopier no. (610) 640-7835.

     10.5   Delays or Omissions.  No delay or omission to exercise any right,
            -------------------
power. or remedy accruing to any party upon any, breach or default under this Agreement, shall be deemed a waiver to any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party or any breach or default under this Agreement, or any waiver on the part of any party of any party of any provisions or conditions of this Agreement, must begin writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     10.6   References.  Unless the context otherwise requires any reference to
            ----------
a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

     10.7   Severability.  If any provision of this Agreement is held to be
            ------------
unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonable approximates the excluded provision.

     10.8   Exclusive Dealing.  From and after the date hereof and until the
            -----------------
consummation of the Second Closing, the Company hereby agrees that it shall not take any action, directly or indirectly, to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any party(ies) other than the Purchasers (or their respective representatives, agents and employees), concerning any purchase and sale of any securities of the Company, any merger or sale of all or substantially all the assets, all or any portion of the Company, or any similar transaction involving the Company and/or the shares of the Company's Common StocK.

     10.9   Fees and Expenses.  The Company shall pay the reasonable fees and
            -----------------
disbursements of the of Finn Dixon & Herling, counsel for the Purchasers incurred in connection with the negotiation, execution and deliver of this Agreement and the Ancillary Agreements; provided, however, that the legal fees
                                        --------  -------
(but not the disbursements) shall not exceed $20.000. In addition, the Company shall pay all expenses incurred by it in connection with the negotiation, execution and deliver of this Agreement and the Ancillary Agreements and the enforcement by the Purchasers of any of their respective rights and benefits arising hereunder or under any Ancillary Agreement against the Company, Nash and/or any Founder (as defined in the Investors' Rights Agreement) including, without limitation, reasonable fees and disbursements of one counsel for the Purchasers.

     10.10  Pronouns.  All pronouns and any variations thereof refer to the
            --------
masculine, feminine or neuter, singular or plural, as the identity, of the person or persons may require.

     10.11  Counterparts.  This Agreement may be executed in any, number of
            ------------
counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument.

     10.12  Remedies.  The parties to this Agreement acknowledge and agree that
            --------
a breach of any of the covenants of the Company, the Purchasers or the Founders set forth in this Agreement may not be compensable by payment of money damages and, therefore, that the covenants of the foregoing parties set forth in this Agreement may be enforced in equity by a decree requiring specific performance.

                                     -24-